Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Third Quarter 2011 Results

•	Revenue growth was 4 percent, and 8 percent excluding Brazil, which was deconsolidated in the second quarter of 2011.

•	Outlook for the fourth quarter strengthens with revenue expected to grow between 8 percent to 10 percent.

ATLANTA, October 26, 2011 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended September 30, 2011.  The company reported revenue from continuing operations of $490.4 million in the third quarter of 2011, a 4 percent increase from the third quarter of 2010. Excluding Brazilian operating results, a non-GAAP measure, due to the deconsolidation of Brazil in the second quarter of 2011, third quarter revenue was up 8 percent.

Third quarter diluted EPS from continuing operations attributable to Equifax was $0.54, up 11 percent from the third quarter of 2010.  On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax, excluding the impact of acquisition-related amortization expense, was $0.65, up 8 percent from the third quarter of 2010.

“The strong performance we delivered in the third quarter is a direct reflection on the effectiveness of our business strategy and our ability to execute. For the quarter, we grew revenue at double digit rates in our International (excluding Brazil), North America Personal Solutions, and North America Commercial Solutions businesses and at solid single digit rates in USCIS and TALX despite lower year-over-year activity in the mortgage market," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "As we look to the future, the fundamentals of our business are strong, and I expect the performance we have delivered this year, including our outlook for the fourth quarter, to position us very well in 2012."

Third Quarter 2011 Highlights

•	In addition to the financial highlights noted above, third quarter 2011 net income from continuing operations attributable to Equifax was $66.7 million, a 9 percent increase from the prior year.

•	Operating margin from continuing operations was 24.8 percent for the third quarter of 2011, up from 23.3 percent in the third quarter of 2010.

•
We repurchased 1.4 million of our common shares on the open market for $43.9 million during the third quarter of 2011.  At September 30, 2011, our remaining authorization for future share repurchases was $179.3 million.

U.S. Consumer Information Solutions (USCIS)
Total revenue was $202.0 million in the third quarter of 2011 compared to $194.0 million in the third quarter of 2010, an increase of 4 percent.

•	Online Consumer Information Solutions revenue was $135.5 million, up 6 percent from a year ago.
•	Mortgage Solutions revenue was $32.0 million, consistent with a year ago.
•	Consumer Financial Marketing Services revenue was $34.5 million, up 3 percent when compared to a year ago.

Operating margin for USCIS was 36.6 percent in the third quarter of 2011 compared to 37.2 percent in the third quarter of 2010.

International
Total revenue was $118.6 million in the third quarter of 2011, a 3 percent decrease over the third quarter of 2010.  In local currency, revenue was down 7 percent compared to the third quarter of 2010.  On a non-GAAP basis, excluding Brazil, revenue grew 17 percent on a reported basis and 12 percent on a local currency basis.

•
Latin America revenue was $45.1 million, down 25 percent in local currency and down 24 percent in U.S. dollars from a year ago.  On a non-GAAP basis, excluding Brazil, revenue grew 16 percent in local currency and 18 percent in U.S dollars from a year ago.

•	Europe revenue was $40.7 million, up 11 percent in local currency and 16 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $32.8 million, up 9 percent in local currency and 16 percent in U.S. dollars from a year ago.

Operating margin for International was 29.3 percent in the third quarter of 2011 compared to 25.2 percent in the third quarter of 2010.

TALX
Total revenue was $102.8 million in the third quarter of 2011, a 4 percent increase over the third quarter of 2010.

•	The Work Number revenue was $57.2 million, up 4 percent when compared to a year ago.
•	Tax and Talent Management Services revenue was $45.6 million, up 4 percent from a year ago.

Operating margin for TALX was 23.0 percent in the third quarter of 2011 compared to 22.9 percent in the third quarter of 2010 and 21.6 percent in the second quarter of 2011.

North America Personal Solutions
Revenue was $45.5 million, a 14 percent increase from the third quarter of 2010. Operating margin was 32.8 percent, up from 31.9 percent in the third quarter of 2010.

North America Commercial Solutions
Revenue was $21.5 million, up 16 percent in local currency and up 18 percent in U.S. dollars compared to the third quarter of 2010.  Operating margin was 23.6 percent, compared to 17.9 percent in the third quarter of 2010.

Fourth Quarter 2011 Outlook

Based on the current level of domestic and international business activity that we have experienced through the current date and current foreign exchange rates, consolidated revenue from continuing operations for the fourth quarter of 2011 is expected to be up 8 to 10 percent from the year-ago quarter, excluding Brazil.  Fourth quarter 2011 adjusted EPS from continuing operations attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.65 and $0.68.

About Equifax

Equifax is a global leader in consumer and commercial information solutions, providing businesses of all sizes and consumers with information they can trust. We organize and assimilate data on more than 500 million consumers and 81 million businesses worldwide, and use advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 17 countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange under the symbol EFX. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, October 27, 2011, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating revenue excluding the results of our Brazilian operations from Equifax Inc., International, and Latin America revenue. The release also presents diluted EPS from continuing operations attributable to Equifax which excludes the loss on the merger of our Brazilian business and acquisition-related amortization expense, net of tax.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating revenue or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A.  This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made.  Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied.  Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in laws and regulations governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, federal or state responses to identity theft concerns; and the outcome of our pending litigation.  Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2010 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,
	2011	2010
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$490.4	$473.8
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	189.1	188.2
Selling, general and administrative expenses	139.2	134.0
Depreciation and amortization	40.5	41.4
Total operating expenses	368.8	363.6
Operating income	121.6	110.2
Interest expense	(13.7)	(14.0)
Other (expense) income, net	0.6	0.7
Consolidated income from continuing operations before income taxes	108.5	96.9
Provision for income taxes	(39.2)	(33.3)
Consolidated income from continuing operations	69.3	63.6
Discontinued operations, net of tax	-	15.2
Consolidated net income	69.3	78.8
Less: Net income attributable to noncontrolling interests	(2.6)	(2.3)
Net income attributable to Equifax	$66.7	$76.5
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$66.7	$61.3
Discontinued operations, net of tax	-	15.2
Net income	$66.7	$76.5
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.55	$0.50
Discontinued operations attributable to Equifax	-	0.12
Net income attributable to Equifax	$0.55	$0.62
Weighted-average shares used in computing basic earnings per share	121.8	124.3
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.54	$0.49
Discontinued operations attributable to Equifax	-	0.12
Net income attributable to Equifax	$0.54	$0.61
Weighted-average shares used in computing diluted earnings per share	123.3	125.8
Dividends per common share	$0.16	$0.04

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,
	2011	2010
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,450.1	$1,377.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	574.3	566.6
Selling, general and administrative expenses	406.2	370.4
Depreciation and amortization	124.3	120.2
Total operating expenses	1,104.8	1,057.2
Operating income	345.3	320.3
Interest expense	(41.2)	(42.3)
Other (expense) income, net	(8.7)	1.0
Consolidated income from continuing operations before income taxes	295.4	279.0
Provision for income taxes	(129.7)	(99.7)
Consolidated income from continuing operations	165.7	179.3
Discontinued operations, net of tax	-	31.5
Consolidated net income	165.7	210.8
Less: Net income attributable to noncontrolling interests	(7.2)	(6.3)
Net income attributable to Equifax	$158.5	$204.5
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$158.5	$173.0
Discontinued operations, net of tax	-	31.5
Net income	$158.5	$204.5
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$1.29	$1.38
Discontinued operations attributable to Equifax	-	0.25
Net income attributable to Equifax	$1.29	$1.63
Weighted-average shares used in computing basic earnings per share	122.5	125.4
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$1.28	$1.36
Discontinued operations attributable to Equifax	-	0.25
Net income attributable to Equifax	$1.28	$1.61
Weighted-average shares used in computing diluted earnings per share	124.2	127.1
Dividends per common share	$0.48	$0.12

EQUIFAX
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$102.0	$119.4
Trade accounts receivable, net of allowance for doubtful accounts of $6.2 and $7.5 at September 30, 2011 and December 31, 2010, respectively	275.8	262.6
Prepaid expenses	32.2	26.1
Other current assets	20.2	21.1
Total current assets	430.2	429.2
Property and equipment:
Capitalized internal-use software and system costs	326.5	315.9
Data processing equipment and furniture	180.3	181.0
Land, buildings and improvements	176.5	169.5
Total property and equipment	683.3	666.4
Less accumulated depreciation and amortization	(387.3)	(368.0)
Total property and equipment, net	296.0	298.4
Goodwill	1,953.9	1,914.7
Indefinite-lived intangible assets	95.6	95.6
Purchased intangible assets, net	567.4	593.9
Other assets, net	169.4	101.8
Total assets	$3,512.5	$3,433.6
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$67.7	$20.7
Accounts payable	21.9	24.6
Accrued expenses	65.7	61.9
Accrued salaries and bonuses	53.4	71.9
Deferred revenue	50.5	58.7
Other current liabilities	85.0	81.7
Total current liabilities	344.2	319.5
Long-term debt	967.8	978.9
Deferred income tax liabilities, net	250.7	244.2
Long-term pension and other postretirement benefit liabilities	109.6	129.0
Other long-term liabilities	56.1	53.6
Total liabilities	1,728.4	1,725.2
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at September 30, 2011 and December 31, 2010; Outstanding shares - 121.1 and 122.6 at September 30, 2011 and December 31, 2010, respectively	236.6	236.6
Paid-in capital	1,112.1	1,105.8
Retained earnings	2,824.5	2,725.7
Accumulated other comprehensive loss	(321.3)	(344.5)
Treasury stock, at cost, 66.1 shares and 64.6 shares at September 30, 2011 and December 31, 2010, respectively	(2,044.6)	(1,991.0)
Stock held by employee benefits trusts, at cost, 2.1 shares at September 30, 2011 and December 31, 2010	(41.2)	(41.2)
Total Equifax shareholders' equity	1,766.1	1,691.4
Noncontrolling interests	18.0	17.0
Total equity	1,784.1	1,708.4
Total liabilities and equity	$3,512.5	$3,433.6

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2011	2010
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$165.7	$210.8
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Loss (gain) on divestitures	27.8	(27.1)
Depreciation and amortization	123.8	125.7
Stock-based compensation expense	17.3	15.0
Excess tax benefits from stock-based compensation plans	(0.6)	(1.6)
Deferred income taxes	7.0	3.2
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(18.7)	(10.8)
Prepaid expenses and other current assets	(6.8)	(1.2)
Other assets	10.4	(0.7)
Current liabilities, excluding debt	(55.2)	(55.5)
Other long-term liabilities, excluding debt	(11.7)	(50.4)
Cash provided by operating activities	259.0	207.4
Investing activities:
Capital expenditures	(59.2)	(82.4)
Acquisitions, net of cash acquired	(112.2)	(15.3)
Proceeds received from divestitures	2.5	181.7
Investment in unconsolidated affiliates, net	(4.2)	1.5
Cash (used in) provided by investing activities	(173.1)	85.5
Financing activities:
Net short-term borrowings (repayments)	46.5	(134.0)
Net repayments under long-term revolving credit facilities	-	(5.0)
Payments on long-term debt	(16.7)	(19.6)
Treasury stock purchases	(75.2)	(116.4)
Dividends paid to Equifax shareholders	(58.7)	(14.9)
Dividends paid to noncontrolling interests	(5.6)	(3.4)
Proceeds from exercise of stock options	12.9	13.8
Excess tax benefits from stock-based compensation plans	0.6	1.6
Other	(2.7)	(0.8)
Cash used in financing activities	(98.9)	(278.7)
Effect of foreign currency exchange rates on cash and cash equivalents	(4.4)	(1.7)
Decrease in cash and cash equivalents	(17.4)	12.5
Cash and cash equivalents, beginning of period	119.4	103.1
Cash and cash equivalents, end of period	$102.0	$115.6

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?
Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended September 30,
					Local Currency
Operating revenue:	2011	2010	$ Change	% Change	% Change*
Online Consumer Information Solutions	$135.5	$128.3	$7.2	6%
Mortgage Solutions	32.0	32.2	(0.2)	0%
Consumer Financial Marketing Services	34.5	33.5	1.0	3%
Total U.S. Consumer Information Solutions	202.0	194.0	8.0	4%
Latin America	45.1	59.1	(14.0)	-24%	-25%
Europe	40.7	35.0	5.7	16%	11%
Canada Consumer	32.8	28.4	4.4	16%	9%
Total International	118.6	122.5	(3.9)	-3%	-7%
The Work Number	57.2	55.2	2.0	4%
Tax and Talent Management Services	45.6	43.9	1.7	4%
Total TALX	102.8	99.1	3.7	4%
North America Personal Solutions	45.5	39.9	5.6	14%
North America Commercial Solutions	21.5	18.3	3.2	18%	16%
Total operating revenue	$490.4	$473.8	$16.6	4%	2%

(in millions)	Nine Months Ended September 30,
					Local Currency
Operating revenue:	2011	2010	$ Change	% Change	% Change*
Online Consumer Information Solutions	$383.3	$368.3	$15.0	4%
Mortgage Solutions	86.2	84.2	2.0	2%
Consumer Financial Marketing Services	107.5	99.2	8.3	8%
Total U.S. Consumer Information Solutions	577.0	551.7	25.3	5%
Latin America	164.3	170.9	(6.6)	-4%	-7%
Europe	117.0	101.4	15.6	15%	9%
Canada Consumer	95.3	84.6	10.7	13%	6%
Total International	376.6	356.9	19.7	6%	1%
The Work Number	160.7	154.9	5.8	4%
Tax and Talent Management Services	137.8	138.5	(0.7)	0%
Total TALX	298.5	293.4	5.1	2%
North America Personal Solutions	135.1	119.9	15.2	13%
North America Commercial Solutions	62.9	55.6	7.3	13%	11%
Total operating revenue	$1,450.1	$1,377.5	$72.6	5%	4%

(in millions)	Three Months Ended September 30,
		Operating		Operating
Operating income:	2011	Margin	2010	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$74.0	36.6%	$72.2	37.2%	$1.8	2%
International	34.7	29.3%	30.8	25.2%	3.9	13%
TALX	23.6	23.0%	22.7	22.9%	0.9	4%
North America Personal Solutions	15.0	32.8%	12.7	31.9%	2.3	18%
North America Commercial Solutions	5.0	23.6%	3.3	17.9%	1.7	55%
General Corporate Expense	(30.7)	nm	(31.5)	nm	0.8	2%
Total operating income	$121.6	24.8%	$110.2	23.3%	$11.4	10%

(in millions)	Nine Months Ended September 30,
		Operating		Operating
Operating income:	2011	Margin	2010	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$206.5	35.8%	$200.5	36.3%	$6.0	3%
International	98.7	26.2%	89.6	25.1%	9.1	10%
TALX	66.1	22.1%	67.2	22.9%	(1.1)	-2%
North America Personal Solutions	40.2	29.7%	33.0	27.5%	7.2	22%
North America Commercial Solutions	14.5	23.1%	11.4	20.5%	3.1	27%
General Corporate Expense	(80.7)	nm	(81.4)	nm	0.7	1%
Total operating income	$345.3	23.8%	$320.3	23.3%	$25.0	8%

nm - not meaningful
* Reflects percentage change in revenue conforming 2011 results using 2010 exchange rates.

Common Questions & Answers (Unaudited)
(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?
Our effective tax rate from continuing operations was 36.2% for the three months ended September 30, 2011 up from 34.4% for the same period in 2010.  The increase is due to federal and state tax benefits realized during the third quarter of 2010 that did not recur in the same period in 2011.

3.	Can you provide depreciation and amortization by segment?
Depreciation and amortization are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
U.S. Consumer Information Solutions	$10.9	$10.3	$33.1	$30.2
International	6.3	6.9	20.5	18.9
TALX	16.2	17.1	49.8	50.6
North America Personal Solutions	1.5	1.4	4.4	4.1
North America Commercial Solutions	1.2	1.6	3.9	4.7
General Corporate Expense	4.4	4.1	12.6	11.7
Total depreciation and amortization	$40.5	$41.4	$124.3	$120.2

4.	What was the currency impact on the foreign operations?
The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended September 30, 2011
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$1.9	7%	$0.8	7%
Canada Commercial	0.4	2%	0.1	4%
Europe	1.9	5%	0.4	5%
Latin America	0.8	1%	0.1	0%

	Nine Months Ended September 30, 2011
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$5.4	7%	$2.2	7%
Canada Commercial	1.1	2%	0.4	4%
Europe	6.2	6%	1.1	6%
Latin America	5.9	3%	0.1	0%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.
Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for the loss on the merger of Brazilian business and acquisition-related amortization expense:

	Three Months Ended
	September 30,
	2011	2010	$ Change	% Change

Net income from continuing operations attributable to Equifax	$66.7	$61.3	$5.4	9%
Acquisition-related amortization expense, net of tax	13.8	14.4	(0.6)	-4%
Net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$80.5	$75.7	$4.8	6%
Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$0.65	$0.60	$0.05	8%
Weighted-average shares used in computing diluted EPS	123.3	125.8

	Nine Months Ended
	September 30,
	2011	2010	$ Change	% Change

Net income from continuing operations attributable to Equifax	$158.5	$173.0	$(14.5)	-8%
Loss on the merger of Brazilian business (1)	27.8	-	27.8	nm
Net income from continuing operations attributable to Equifax, adjusted for the loss on the merger of Brazilian business	$186.3	$173.0	$13.3	8%
Acquisition-related amortization expense, net of tax	42.7	42.5	0.2	0%
Net income from continuing operations attributable to Equifax, adjusted for loss on the merger of Brazilian business and acquisition-related amortization expense	$229.0	$215.5	$13.5	6%
Diluted EPS from continuing operations attributable to Equifax, adjusted for loss on the merger of Brazilian business and acquisition-related amortization expense	$1.84	$1.70	$0.14	9%
Weighted-average shares used in computing diluted EPS	124.2	127.1

nm - not meaningful
(1)	Loss on the merger of Brazilian business includes the loss recognized on the merger, net of tax. See the Notes to this reconciliation for additional detail.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B.	Reconciliation of operating revenue to adjusted operating revenue for Equifax Inc., International and Latin America, excluding the results of our Brazilian operations:

Equifax Inc.
	Three Months Ended September 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$490.4	$473.8	$16.6	4%	2%
Brazil revenue (1)	-	(20.9)	20.9
Adjusted operating revenue	$490.4	$452.9	$37.5	8%	7%

	Nine Months Ended September 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$1,450.1	$1,377.5	$72.6	5%	4%
Brazil revenue (1)	(35.4)	(64.3)	28.9
Adjusted operating revenue	$1,414.7	$1,313.2	$101.5	8%	7%

International
	Three Months Ended September 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$118.6	$122.5	$(3.9)	-3%	-7%
Brazil revenue (1)	-	(20.9)	20.9
Adjusted operating revenue	$118.6	$101.6	$17.0	17%	12%

	Nine Months Ended September 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$376.6	$356.9	$19.7	6%	1%
Brazil revenue (1)	(35.4)	(64.3)	28.9
Adjusted operating revenue	$341.2	$292.6	$48.6	17%	12%

Latin America
	Three Months Ended September 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$45.1	$59.1	$(14.0)	-24%	-25%
Brazil revenue (1)	-	(20.9)	20.9
Adjusted operating revenue	$45.1	$38.2	$6.9	18%	16%

	Nine Months Ended September 30,				Local Currency
	2011	2010	$ Change	% Change	% Change*
Operating revenue	$164.3	$170.9	$(6.6)	-4%	-7%
Brazil revenue (1)	(35.4)	(64.3)	28.9
Adjusted operating revenue	$128.9	$106.6	$22.3	21%	18%

* Reflects percentage change in revenue conforming 2011 results using 2010 exchange rates.
(1)	Revenue generated from our Brazilian operations that were merged with Boa Vista Servicos, S.A. in the second quarter of 2011. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Loss on the merger of Brazilian business – During the second quarter of 2011, the Company completed the merger of our Brazilian business with Boa Vista Servicos S.A. (“BVS”) in exchange for a 15 percent equity interest in BVS.  The Company recorded a $27.8 million loss on the transaction.  Management believes excluding the loss from certain financial results provides meaningful supplemental information regarding our financial results for the three and nine months ended September 30, 2011, as compared to 2010, since a loss of such an amount is not comparable among the periods.  This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS from continuing operations attributable to Equifax, adjusted for the loss on the merger of Brazilian business and acquisition-related amortization expense - We calculate this financial measure by excluding the loss on the merger of our Brazilian business and acquisition-related amortization expense from the determination of net income attributable to Equifax in the calculation of diluted EPS.  These financial measures are not prepared in conformity with GAAP.  Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.

Adjusted operating revenue, excluding the results of our Brazilian operations - Management believes excluding the Brazilian revenue from the calculation of operating revenue, on a non-GAAP basis, is useful because it allows investors to evaluate the Company’s growth on a basis consistent with the current composition of our business.